News Release

HOPE BANCORP REPORTS 2021 FOURTH QUARTER AND
FULL-YEAR FINANCIAL RESULTS

LOS ANGELES - January 24, 2022 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its fourth quarter and full year ended December 31, 2021.

For the three months ended December 31, 2021, net income totaled $51.6 million, or $0.43 per diluted common share. This compares with net income of $55.5 million, or $0.45 per diluted common share, in the third quarter of 2021 and $28.3 million, or $0.23 per diluted common share, in the fourth quarter of 2020. Pre-provision net revenue(1) for the 2021 fourth quarter increased 10% over the 2021 third quarter and increased 18% over the prior-year fourth quarter.

For the full year ended December 31, 2021, net income totaled $204.6 million, or $1.66 per diluted common share, compared with net income of $111.5 million, or $0.90 per diluted common share for the year ended December 31, 2020. Pre-provision net revenue(1) for 2021 increased 11% over 2020.

“We delivered an outstanding financial performance in the fourth quarter of 2021 to close out a year with record levels of loan production, a more diversified, lower-risk loan portfolio, continued improvement in our deposit composition, and enhanced efficiencies and profitability,” said Kevin S. Kim, Chairman, President and Chief Executive Officer. “Following the successful de-risking and rebalancing of our loan portfolio, record loan production of $1.24 billion in the fourth quarter led to a 4% quarter-over-quarter increase in loans receivable. We also continued to enhance the quality of our deposit franchise with core deposit growth leading to a ninth consecutive quarter of decreasing deposit costs. The redeployment of excess cash into higher-yielding earning assets resulted in increased levels of net interest income and drove a 6 basis point expansion of our net interest margin quarter-over-quarter. Altogether with our continued expense management, we delivered double-digit growth in our pre-provision net revenue(1) for the 2021 fourth quarter versus the preceding third quarter, as well as for the full 2021 year compared with the prior year.

“The strong headwinds of 2021 are behind us, and we began 2022 with tremendous momentum following a solid fourth quarter performance reflective of our more traditional growth levels. Armed with greater confidence in our ability to navigate through a new normal that includes a lingering pandemic and with an expanded and improved business development team and focus, I believe the long-term prospects of our franchise is stronger today than it has ever been,” said Kim.
Q4 2021 Highlights
•Loan originations increased 23% quarter-over-quarter to a record $1.24 billion and contributed to a 4.0% increase in loans receivable quarter-over-quarter, or 15.9% annualized.
•Excluding PPP, loans receivable increased 4.9% quarter-over-quarter, or 19.6% annualized.
•Net interest income before provision for credit losses increased 2% quarter-over-quarter to $133.3 million, reflecting the redeployment of excess cash into loans and investment securities and lower cost of deposits.

______________
(1)    Pre-provision net revenue, a non-GAAP financial measure, represents the sum of net interest income before provision (credit) for credit losses and non-interest income less noninterest expense. Management’s reasons and purposes for using this non-GAAP financial measure is set forth on page 7 of this earnings release. A quantitative reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information on Table Page 10.
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•Total cost of deposits decreased 3 basis points quarter-over-quarter, reflecting the ongoing downward repricing of interest bearing deposits, and represented the ninth consecutive quarter of declining deposit costs.
•Noninterest expenses continued to be well managed with efficiency ratio improving 288 basis points quarter-over-quarter to 50.70% and noninterest expense to average assets improving to 1.67%.
•Pre-provision net revenue(1) increased 10% quarter-over-quarter and totaled $72.2 million.
•Company recorded net recoveries of $2.3 million related to a large loan previously charged off during the 2021 third quarter.
•Total nonperforming assets declined quarter-over-quarter by $1.9 million, and criticized loans decreased by $50.9 million.
•Re-entered the state of Georgia with a new branch opening in the epicenter of Atlanta’s growing Korean American community.

Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	12/31/2021	9/30/2021	12/31/2020
Net income	$51,623	$55,499	$28,319
Diluted earnings per share	$0.43	$0.45	$0.23
Pre-provision net revenue (1)	$72,179	$65,411	$61,108
Net interest income before provision (credit) for credit losses	$133,318	$130,296	$120,756
Net interest margin	3.13%	3.07%	3.02%
Noninterest income	$13,097	$10,617	$11,415
Noninterest expense	$74,236	$75,502	$71,063
Net loans receivable	$13,812,193	$13,281,917	$13,356,472
Deposits	$15,040,450	$15,062,527	$14,333,912
Total cost of deposits	0.23%	0.26%	0.48%
Nonaccrual loans (2)	$54,616	$54,380	$85,238
Nonperforming loans to loans receivable (2)	0.78%	0.73%	0.91%
ACL to loans receivable	1.01%	1.02%	1.52%
ACL to nonaccrual loans (2)	257.34%	251.52%	242.55%
ACL to nonperforming assets (2)	125.76%	120.33%	144.24%
Provision (credit) for credit losses	$1,500	$(10,000)	$27,500
Net (recoveries) charge offs	$(2,276)	$42,678	$608
Return on average assets (“ROA”)	1.16%	1.25%	0.67%
Return on average equity (“ROE”)	9.93%	10.61%	5.54%
Return on average tangible common equity (“ROTCE”) (1)	12.85%	13.71%	7.21%
Noninterest expense / average assets	1.67%	1.70%	1.69%
Efficiency ratio	50.70%	53.58%	53.77%

(1) Pre-provision net revenue and return on average tangible common equity are non-GAAP financial measures. Management’s reasons and purposes for using these non-GAAP financial measures are set forth on Page 7 of this earnings release. A quantitative reconciliation of the Company’s GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.
(2) Excludes delinquent SBA loans that are guaranteed and currently in liquidation

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Operating Results for the 2021 Fourth Quarter
Net interest income before provision for credit losses for the 2021 fourth quarter increased 2% to $133.3 million from $130.3 million in the 2021 third quarter and increased 10% from $120.8 million in the year-ago fourth quarter. The Company attributed the increase to higher interest income due to higher average balances of loans receivable and investment securities, as well as lower interest expense on deposits.

The net interest margin for the 2021 fourth quarter increased 6 basis points to 3.13% from 3.07% in the preceding third quarter, primarily attributed to the redeployment of cash into loans and investment securities, and a 3 basis point reduction in the cost of deposits. The net interest margin in the prior-year fourth quarter was 3.02%.

The weighted average yield on loans for the 2021 fourth quarter was 3.95%, compared with 3.97% in the preceding third quarter, and 4.03% in the year-ago fourth quarter.

The weighted average cost of deposits for the 2021 fourth quarter decreased for the ninth consecutive quarter to 0.23%, representing a 3 basis point decrease from 0.26% for the 2021 third quarter and a 25 basis point decrease from 0.48% for the 2020 fourth quarter. The Company attributed the improvements in the weighted average cost of deposits to the ongoing downward repricing of interest bearing deposits. The cost of interest bearing deposits was 0.39%, 0.42%, and 0.71% for the quarters ended December 31, 2021, September 30, 2021, and December 31, 2020, respectively.

Noninterest income for the 2021 fourth quarter increased 23% quarter-over-quarter to $13.1 million from $10.6 million in the preceding third quarter, reflecting higher levels of deposit and transaction fees, net gain on sale of SBA loans, swap fee income, and equity investment dividend income. During the 2021 fourth quarter, the Company sold $41.0 million in the guaranteed portion of SBA 7(a) loans, compared with $31.3 million in the preceding third quarter. Noninterest income in the 2020 fourth quarter totaled $11.4 million.

Noninterest expense for the 2021 fourth quarter decreased to $74.2 million from $75.5 million for the preceding third quarter, largely reflecting lower salaries and employee benefits expense, partially offset by higher OREO expenses. For the 2020 fourth quarter, noninterest expense totaled $71.1 million.

Salaries and employee benefits expense for the 2021 fourth quarter decreased to $44.6 million from $47.0 million in the preceding third quarter, and is attributable to more normalized bonus reserves, a decrease in stock compensation expense, and an increase in deferred loan origination costs. Salaries and employee benefits expense for the 2020 fourth quarter totaled $40.9 million.

The Company’s efficiency ratio for the 2021 fourth quarter improved to 50.7% from 53.6% in the preceding third quarter and 53.8% in the year-ago fourth quarter. Noninterest expense as a percentage of average assets improved to 1.67% for the 2021 fourth quarter from 1.70% for the 2021 third quarter and from 1.69% for the 2020 fourth quarter.

The effective tax rate for the 2021 fourth quarter was 27.0%, compared with 26.4% for the preceding third quarter, reflecting an increase in the Company’s actual annual pretax income compared with previous estimates, combined with the benefit of affordable housing partnership investment tax credits having a smaller effect on the larger annual pretax income. In the year-ago fourth quarter, the effective tax rate was materially lower than the preceding quarters of 2020 at 15.7%, which reflected a lower tax provision based on adjustments to the applicable state apportionment factors. The effective tax rate for the full-year 2021 was 25.7%, compared with 21.6% for 2020. The increase in the full-year tax rate was mainly due to an increase in pretax income during 2021 and the change in the Company’s state apportionment in 2020 which materially lowered the tax rate for that year.

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Balance Sheet Summary
New loan originations funded during the 2021 fourth quarter increased 23% quarter-over-quarter to a record $1.24 billion from the previous record of $1.01 billion in the preceding third quarter. In the year-ago fourth quarter, the Company originated $844.2 million of new loans.

Following are the components of new loan production for the quarters ended December 31, 2021, September 30, 2021, and December 31, 2020.

(dollars in thousands) (unaudited)	For the Three Months Ended
	12/31/2021	9/30/2021	12/31/2020
Commercial real estate	$573,978	$488,969	$326,512
Commercial	532,634	329,702	435,151
SBA (excluding SBA PPP)	54,848	115,023	17,141
Residential mortgage	81,325	75,007	62,492
Consumer	70	500	2,932
Total new loan originations	$1,242,855	$1,009,201	$844,228

At December 31, 2021, loans receivable increased 4.0% to $13.95 billion from $13.42 billion at September 30, 2021 and increased 2.9% from $13.56 billion at December 31, 2020.

Total deposits at December 31, 2021 declined slightly to $15.04 billion from $15.06 billion at September 30, 2021, but increased 4.9% year-over-year from $14.33 billion at December 31, 2020. Quarter-over-quarter, money market and NOW deposits increased 5.2%, but was offset by a seasonal decline in noninterest bearing demand deposits and a reduction in time deposits. On a year-over-year basis, noninterest bearing demand deposits at year-end increased 19.5%, money market and NOW deposits increased 18.1%, and time deposits decreased 30.1%.

Following is the deposit composition as of December 31, 2021, September 30, 2021 and December 31, 2020:

(dollars in thousands) (unaudited)	12/31/2021	9/30/2021	% change	12/31/2020	% change
Noninterest bearing demand deposits	$5,751,870	$6,007,586	(4.3)%	$4,814,254	19.5%
Money market and other	6,178,850	5,871,567	5.2%	5,232,413	18.1%
Saving deposits	321,377	314,603	2.2%	300,770	6.9%
Time deposits	2,788,353	2,868,771	(2.8)%	3,986,475	(30.1)%
Total deposit balances	$15,040,450	$15,062,527	(0.1)%	$14,333,912	4.9%

While noninterest bearing demand deposits decreased to $5.75 billion at December 31, 2021 from $6.01 billion as of September 30, 2021 due to seasonality related to larger corporate banking deposit relationships, the average noninterest bearing deposit balance for the 2021 fourth quarter increased 2.0% over the third quarter of 2021.
Following is the deposit composition as a percentage of total deposits as of December 31, 2021, September 30, 2021 and December 31, 2020 and a breakdown of cost of deposits for the quarters ended December 31, 2021, September 30, 2021 and December 31, 2020:

	Deposit Breakdown			Cost of Deposits
(dollars in thousands) (unaudited)	12/31/2021	9/30/2021	12/31/2020	Q4 2021	Q3 2021	Q4 2020
Noninterest bearing demand deposits	38.3%	39.9%	33.6%	—%	—%	—%
Money market and other	41.1%	39.0%	36.5%	0.37%	0.40%	0.45%
Saving deposits	2.1%	2.1%	2.1%	1.18%	1.18%	1.17%
Time deposits	18.5%	19.0%	27.8%	0.34%	0.38%	0.98%
Total deposit balances	100.0%	100.0%	100.0%	0.23%	0.26%	0.48%

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Allowance for Credit Losses
In the 2021 fourth quarter, the Company recorded a provision for credit losses of $1.5 million, compared with a negative provision for credit losses of $10.0 million in the preceding third quarter, and a provision for credit losses of $27.5 million in the 2020 fourth quarter.

Following is the allowance for credit losses as of December 31, 2021, September 30, 2021 and December 31, 2020:

(dollars in thousands) (unaudited)	12/31/2021	9/30/2021	12/31/2020
Allowance for credit losses	$140,550	$136,774	$206,741
Allowance for credit loss/loans receivable	1.01%	1.02%	1.52%
Allowance for credit losses/nonperforming loans	128.75%	138.92%	167.80%

Credit Quality
Following are the components of nonperforming assets as of December 31, 2021, September 30, 2021 and December 31, 2020:

(dollars in thousands) (unaudited)	12/31/2021	9/30/2021	12/31/2020
Loans on nonaccrual status (1)	$54,616	$54,380	$85,238
Delinquent loans 90 days or more on accrual status	2,131	4,567	614
Accruing troubled debt restructured loans	52,418	39,509	37,354
Total nonperforming loans	109,165	98,456	123,206
Other real estate owned	2,597	15,213	20,121
Total nonperforming assets	$111,762	$113,669	$143,327

(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $19.5 million, $20.6 million, and $26.5 million, at December 31, 2021, September 30, 2021, and December 31, 2020, respectively.

Total nonperforming assets at December 31, 2021 declined to $111.8 million from $113.7 million at September 30, 2021 and from $143.3 million at December 31, 2020. The quarter-over-quarter decrease in total nonperforming assets largely reflects a $12.6 million reduction in other real estate owned, partially offset by a $10.7 million increase in nonperforming loans due to one large commercial real estate loan.

Following are net (recoveries) charge offs and net (recoveries) charge offs to average loans receivable on an annualized basis for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020:

(dollars in thousands) (unaudited)	For the Three Months Ended
	12/31/2021	9/30/2021	12/31/2020
Net (recoveries) charge offs	$(2,276)	$42,678	$608
Net (recoveries) charge offs/average loans receivable (annualized)	(0.07)%	1.28%	0.02%

Net recoveries in the 2021 fourth quarter reflects a partial recovery from a large loan charged off during the preceding third quarter.
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Following are the components of criticized loan balances as of December 31, 2021, September 30, 2021 and December 31, 2020:

(dollars in thousands) (unaudited)	12/31/2021	9/30/2021	12/31/2020
Special Mention	$257,194	$306,766	$184,941
Classified	242,397	243,684	366,557
Criticized	$499,591	$550,450	$551,498

The Company noted that the quarter-over-quarter decrease in criticized loans at December 31, 2021 reflects the benefits of its de-risking strategy focused on reducing higher-risk commercial real estate properties.

Capital
At December 31, 2021, the Company and the Bank continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” financial institution. Following are capital ratios for the Company as of December 31, 2021, September 30, 2021 and December 31, 2020:

(unaudited)	12/31/2021	9/30/2021	12/31/2020	Minimum Guideline for “Well-Capitalized” Bank
Common Equity Tier 1 Capital	11.03%	11.01%	10.94%	6.50%
Tier 1 Leverage Ratio	10.11%	9.98%	10.22%	5.00%
Tier 1 Risk-Based Ratio	11.70%	11.70%	11.64%	8.00%
Total Risk-Based Ratio	12.42%	12.42%	12.87%	10.00%

Following are tangible common equity(1) (“TCE”) per share and TCE as a percentage of tangible assets(1) as of December 31, 2021, September 30, 2021 and December 31, 2020:

(unaudited)	12/31/2021	9/30/2021	12/31/2020
Tangible common equity per share (1)	$13.51	$13.33	$12.81
Tangible common equity to tangible assets (1)	9.31%	9.24%	9.50%

(1)    Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity, tangible common equity per share, tangible assets and tangible common equity to tangible assets are non-GAAP financial measures. Management’s reasons and purposes for using these non-GAAP financial measures are set forth on Page 7 of this earnings release. A quantitative reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information on Table Page 10.

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Non-GAAP Financial Metrics

This news release contains certain non-GAAP financial disclosures, including pre-provision net revenue, tangible common equity, tangible common equity per share and tangible common equity to tangible assets. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding its operational performance and the Company’s and the Bank’s capital levels and has included these figures in response to market participant interest in these financial metrics. A reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information on Table Page 10.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Tuesday, January 25, 2022 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its fourth quarter and full year ended December 31, 2021. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through February 1, 2022, replay access code 7703555.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $17.89 billion in total assets as of December 31, 2021. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 54 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama and Georgia. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses, regulatory risks associated with current and future regulations, and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

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Contacts:

Alex Ko Senior EVP & Chief Financial Officer 213-427-6560 alex.ko@bankofhope.com	Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets	12/31/2021	9/30/2021	% change	12/31/2020	% change
Cash and due from banks	$316,266	$627,352	(50)%	$350,579	(10)%
Securities available for sale, at fair value	2,666,275	2,669,489	—%	2,285,611	17%
Federal Home Loan Bank (“FHLB”) stock and other investments	87,961	88,102	—%	105,591	(17)%
Loans held for sale, at the lower of cost or fair value	99,049	179,117	(45)%	17,743	458%
Loans receivable	13,952,743	13,418,691	4%	13,563,213	3%
Allowance for credit losses	(140,550)	(136,774)	3%	(206,741)	(32)%
Net loans receivable	13,812,193	13,281,917	4%	13,356,472	3%
Accrued interest receivable	41,842	47,102	(11)%	59,430	(30)%
Premises and equipment, net	45,667	45,307	1%	48,409	(6)%
Bank owned life insurance	77,081	76,756	—%	76,765	—%
Goodwill	464,450	464,450	—%	464,450	—%
Servicing assets	10,418	10,787	(3)%	12,692	(18)%
Other intangible assets, net	7,671	8,180	(6)%	9,708	(21)%
Other assets	260,188	300,467	(13)%	319,214	(18)%
Total assets	$17,889,061	$17,799,026	1%	$17,106,664	5%

Liabilities
Deposits	$15,040,450	$15,062,527	—%	$14,333,912	5%
FHLB advances	300,000	200,000	50%	250,000	20%
Convertible notes, net	216,209	215,974	—%	204,565	6%
Subordinated debentures	105,354	105,057	—%	104,178	1%
Accrued interest payable	4,272	5,367	(20)%	14,706	(71)%
Other liabilities	129,793	135,703	(4)%	145,558	(11)%
Total liabilities	15,796,078	15,724,628	—%	15,052,919	5%

Stockholders’ Equity
Common stock, $0.001 par value	136	136	—%	136	—%
Capital surplus	1,421,698	1,420,151	—%	1,434,916	(1)%
Retained earnings	932,561	897,766	4%	785,940	19%
Treasury stock, at cost	(250,000)	(247,198)	1%	(200,000)	25%
Accumulated other comprehensive (loss) gain, net	(11,412)	3,543	N/A	32,753	N/A
Total stockholders’ equity	2,092,983	2,074,398	1%	2,053,745	2%
Total liabilities and stockholders’ equity	$17,889,061	$17,799,026	1%	$17,106,664	5%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000
Common stock shares - outstanding	120,006,452	120,198,061		123,264,864
Treasury stock shares	16,343,849	16,149,007		12,661,581

Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
	12/31/2021	9/30/2021	% change	12/31/2020	% change	12/31/2021	12/31/2020	% change

Interest and fees on loans	$133,821	$132,794	1%	$132,117	1%	$528,174	$554,967	(5)%
Interest on securities	10,657	9,207	16%	9,014	18%	35,492	39,362	(10)%
Interest on federal funds sold and other investments	691	865	(20)%	598	16%	2,866	4,549	(37)%
Total interest income	145,169	142,866	2%	141,729	2%	566,532	598,878	(5)%

Interest on deposits	8,905	9,640	(8)%	16,934	(47)%	42,011	110,369	(62)%
Interest on other borrowings and convertible notes	2,946	2,930	1%	4,039	(27)%	11,751	21,011	(44)%
Total interest expense	11,851	12,570	(6)%	20,973	(43)%	53,762	131,380	(59)%

Net interest income before provision (credit) for credit losses	133,318	130,296	2%	120,756	10%	512,770	467,498	10%
Provision (credit) for credit losses	1,500	(10,000)	N/A	27,500	(95)%	(12,200)	95,000	N/A
Net interest income after provision (credit) for credit losses	131,818	140,296	(6)%	93,256	41%	524,970	372,498	41%

Service fees on deposit accounts	1,894	1,814	4%	2,991	(37)%	7,275	12,443	(42)%
International service fees	1,061	889	19%	696	52%	3,586	3,139	14%
Loan servicing fees, net	747	642	16%	566	32%	3,367	2,809	20%
Wire transfer fees	916	836	10%	867	6%	3,519	3,577	(2)%
Net gains on sales of SBA loans	3,614	2,459	47%	—	100%	8,448	—	100%
Net gains on sales of residential mortgage loans	530	781	(32)%	1,618	(67)%	4,435	8,004	(45)%
Net gains on sales of securities available for sale	—	—	—%	—	—%	—	7,531	(100)%
Other income and fees	4,335	3,196	36%	4,677	(7)%	12,964	15,929	(19)%
Total noninterest income	13,097	10,617	23%	11,415	15%	43,594	53,432	(18)%

Salaries and employee benefits	44,608	47,018	(5)%	40,911	9%	175,151	162,922	8%
Occupancy	7,391	7,473	(1)%	7,200	3%	28,898	28,917	—%
Furniture and equipment	4,642	4,429	5%	4,122	13%	18,079	17,548	3%
Advertising and marketing	2,329	2,656	(12)%	1,695	37%	8,707	6,284	39%
Data processing and communications	2,789	2,394	16%	2,235	25%	10,331	9,344	11%
Professional fees	2,439	2,431	—%	1,847	32%	12,168	8,170	49%
FDIC assessment	1,366	1,204	13%	1,166	17%	5,109	5,544	(8)%
Credit related expenses	873	1,266	(31)%	2,001	(56)%	4,400	6,817	(35)%
OREO expense (income), net	811	248	227%	(86)	N/A	1,638	3,865	(58)%
Software impairment	—	—	—%	—	—%	2,146	—	100%
FHLB advance prepayment fee	—	—	—%	—	—%	—	3,584	(100)%
Branch restructuring costs	—	—	—%	2,367	(100)%	—	2,367	(100)%
Other	6,988	6,383	9%	7,605	(8)%	26,665	28,277	(6)%
Total noninterest expense	74,236	75,502	(2)%	71,063	4%	293,292	283,639	3%
Income before income taxes	70,679	75,411	(6)%	33,608	110%	275,272	142,291	93%
Income tax provision	19,056	19,912	(4)%	5,289	260%	70,700	30,776	130%
Net income	$51,623	$55,499	(7)%	$28,319	82%	$204,572	$111,515	83%

Earnings per Common Share - Basic	$0.43	$0.45		$0.23		$1.67	$0.90
Earnings per Common Share - Diluted	$0.43	$0.45		$0.23		$1.66	$0.90

Weighted Average Shares Outstanding - Basic	120,160,300	122,244,948		123,264,172		122,321,768	123,501,401
Weighted Average Shares Outstanding - Diluted	121,025,925	122,908,536		123,874,229		123,133,025	123,889,343
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	At or for the Three Months Ended (Annualized)			At or for the Twelve Months Ended
Profitability measures:	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
ROA	1.16%	1.25%	0.67%	1.17%	0.68%
ROE	9.93%	10.61%	5.54%	9.88%	5.49%
ROTCE (1)	12.85%	13.71%	7.21%	12.80%	7.16%
Net interest margin	3.13%	3.07%	3.02%	3.09%	3.00%
Efficiency ratio	50.70%	53.58%	53.77%	52.72%	54.45%
Noninterest expense / average assets	1.67%	1.70%	1.69%	1.68%	1.72%

(1) Average tangible equity is calculated by subtracting average goodwill and average core deposit intangibles assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

	Three Months Ended			Twelve Months Ended
Pre-tax acquisition accounting adjustments	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
Accretion on acquired loans	$283	$368	$452	$1,722	$2,916
Accretion on acquired credit deteriorated loans	1,667	2,093	3,064	8,203	20,143
Amortization of premium on low income housing tax credits	(73)	(73)	(71)	(293)	(283)
Accretion of discount on acquired subordinated debt	(296)	(295)	(289)	(1,175)	(1,143)
Amortization of core deposit intangibles	(509)	(509)	(531)	(2,037)	(2,125)
Total acquisition accounting adjustments	$1,072	$1,584	$2,625	$6,420	$19,508

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	12/31/2021			9/30/2021			12/31/2020
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,447,009	$133,821	3.95%	$13,286,382	$132,794	3.97%	$13,046,443	$132,117	4.03%
Securities available for sale	2,674,903	10,657	1.58%	2,370,672	9,207	1.54%	2,123,025	9,014	1.69%
FHLB stock and other investments	773,579	691	0.35%	1,197,537	865	0.29%	749,281	598	0.32%
Total interest earning assets	$16,895,491	$145,169	3.41%	$16,854,591	$142,866	3.36%	$15,918,749	$141,729	3.54%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$5,961,363	$5,522	0.37%	$5,919,225	$5,946	0.40%	$4,910,649	$5,541	0.45%
Savings	316,758	946	1.18%	310,525	920	1.18%	305,341	898	1.17%
Time deposits	2,823,613	2,437	0.34%	2,914,977	2,774	0.38%	4,240,500	10,495	0.98%
Total interest bearing deposits	9,101,734	8,905	0.39%	9,144,727	9,640	0.42%	9,456,490	16,934	0.71%
FHLB advances	216,882	648	1.19%	200,000	640	1.27%	204,900	657	1.28%
Convertible notes, net	216,078	1,322	2.39%	215,840	1,321	2.39%	203,807	2,383	4.58%
Subordinated debentures	101,295	976	3.77%	100,993	969	3.75%	100,118	999	3.90%
Total interest bearing liabilities	9,635,989	$11,851	0.49%	9,661,560	$12,570	0.52%	9,965,315	$20,973	0.84%
Noninterest bearing demand deposits	5,967,251			5,848,983			4,637,584
Total funding liabilities/cost of funds	$15,603,240		0.30%	$15,510,543		0.32%	$14,602,899		0.57%
Net interest income/net interest spread		$133,318	2.92%		$130,296	2.84%		$120,756	2.70%
Net interest margin			3.13%			3.07%			3.02%

Cost of deposits:
Noninterest bearing demand deposits	$5,967,251	$—	—%	$5,848,983	$—	—%	$4,637,584	$—	—%
Interest bearing deposits	9,101,734	8,905	0.39%	9,144,727	9,640	0.42%	9,456,490	16,934	0.71%
Total deposits	$15,068,985	$8,905	0.23%	$14,993,710	$9,640	0.26%	$14,094,074	$16,934	0.48%
Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Twelve Months Ended
	12/31/2021			12/31/2020
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,343,431	$528,174	3.96%	$12,698,523	$554,967	4.37%
Securities available for sale	2,392,589	35,492	1.48%	1,899,948	39,362	2.07%
FHLB stock and other investments	844,010	2,866	0.34%	982,419	4,549	0.46%
Total interest earning assets	$16,580,030	$566,532	3.42%	$15,580,890	$598,878	3.84%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$5,657,958	$22,867	0.40%	$4,729,438	$34,529	0.73%
Savings	309,295	3,623	1.17%	291,655	3,475	1.19%
Time deposits	3,178,722	15,521	0.49%	4,698,503	72,365	1.54%
Total interest bearing deposits	9,145,975	42,011	0.46%	9,719,596	110,369	1.14%
FHLB advances	208,721	2,561	1.23%	435,836	6,865	1.58%
Convertible notes, net	215,633	5,289	2.42%	201,859	9,457	4.61%
Subordinated debentures	100,848	3,901	3.82%	99,682	4,689	4.63%
Total interest bearing liabilities	9,671,177	$53,762	0.56%	10,456,973	$131,380	1.26%
Noninterest bearing demand deposits	5,581,803			3,840,935
Total funding liabilities/cost of funds	$15,252,980		0.35%	$14,297,908		0.92%
Net interest income/net interest spread		$512,770	2.86%		$467,498	2.58%
Net interest margin			3.09%			3.00%

Cost of deposits:
Noninterest bearing demand deposits	$5,581,803	$—	—%	$3,840,935	$—	—%
Interest bearing deposits	9,145,975	42,011	0.46%	9,719,596	110,369	1.14%
Total deposits	$14,727,778	$42,011	0.29%	$13,560,531	$110,369	0.81%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Twelve Months Ended
AVERAGE BALANCES:	12/31/2021	9/30/2021	% change	12/31/2020	% change	12/31/2021	12/31/2020	% change
Loans receivable, including loans held for sale	$13,447,009	$13,286,382	1%	$13,046,443	3%	$13,343,431	$12,698,523	5%
Securities, FHLB stock, and other investments	3,448,482	3,568,209	(3)%	2,872,306	20%	3,236,599	2,882,367	12%
Interest earning assets	16,895,491	16,854,591	—%	15,918,749	6%	16,580,030	15,580,890	6%
Total assets	17,834,345	17,745,066	1%	16,824,700	6%	17,467,665	16,515,102	6%

Interest bearing deposits	9,101,734	9,144,727	—%	9,456,490	(4)%	9,145,975	9,719,596	(6)%
Interest bearing liabilities	9,635,989	9,661,560	—%	9,965,315	(3)%	9,671,177	10,456,973	(8)%
Noninterest bearing demand deposits	5,967,251	5,848,983	2%	4,637,584	29%	5,581,803	3,840,935	45%
Stockholders’ equity	2,079,694	2,092,018	(1)%	2,045,959	2%	2,071,453	2,032,570	2%
Net interest earning assets	7,259,502	7,193,031	1%	5,953,434	22%	6,908,853	5,123,917	35%

LOAN PORTFOLIO COMPOSITION:	12/31/2021	9/30/2021	% change	12/31/2020	% change
Commercial loans	$4,208,674	$3,857,879	9%	$4,157,787	1%
Real estate loans	9,105,931	8,908,657	2%	8,772,134	4%
Consumer and other loans	638,138	652,155	(2)%	633,292	1%
Loans, net of deferred loan fees and costs	13,952,743	13,418,691	4%	13,563,213	3%
Allowance for credit losses	(140,550)	(136,774)	(3)%	(206,741)	32%
Loans receivable, net	$13,812,193	$13,281,917	4%	$13,356,472	3%

REAL ESTATE LOANS BY PROPERTY TYPE:	12/31/2021	9/30/2021	% change	12/31/2020	% change
Retail buildings	$2,522,976	$2,466,881	2%	$2,293,396	10%
Hotels/motels	1,308,405	1,385,003	(6)%	1,634,287	(20)%
Gas stations/car washes	1,050,730	999,069	5%	892,110	18%
Mixed-use facilities	854,793	819,516	4%	750,867	14%
Warehouses	1,244,339	1,160,863	7%	1,091,389	14%
Multifamily	744,068	691,262	8%	518,498	44%
Other	1,380,620	1,386,063	—%	1,591,587	(13)%
Total	$9,105,931	$8,908,657	2%	$8,772,134	4%

DEPOSIT COMPOSITION:	12/31/2021	9/30/2021	% change	12/31/2020	% change
Noninterest bearing demand deposits	$5,751,870	$6,007,586	(4)%	$4,814,254	19%
Money market and other	6,178,850	5,871,567	5%	5,232,413	18%
Saving deposits	321,377	314,603	2%	300,770	7%
Time deposits	2,788,353	2,868,771	(3)%	3,986,475	(30)%
Total deposit balances	$15,040,450	$15,062,527	—%	$14,333,912	5%

DEPOSIT COMPOSITION (%):	12/31/2021	9/30/2021		12/31/2020
Noninterest bearing demand deposits	38.3%	39.9%		33.6%
Money market and other	41.1%	39.0%		36.5%
Saving deposits	2.1%	2.1%		2.1%
Time deposits	18.5%	19.0%		27.8%
Total deposit balances	100.0%	100.0%		100.0%
Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

CAPITAL RATIOS:	12/31/2021	9/30/2021	12/31/2020
Total stockholders’ equity	$2,092,983	$2,074,398	$2,053,745
Common equity tier 1 ratio	11.03%	11.01%	10.94%
Tier 1 risk-based capital ratio	11.70%	11.70%	11.64%
Total risk-based capital ratio	12.42%	12.42%	12.87%
Tier 1 leverage ratio	10.11%	9.98%	10.22%
Total risk weighted assets	$15,036,292	$14,737,809	$14,341,456
Book value per common share	$17.44	$17.26	$16.66
Tangible common equity to tangible assets (1)	9.31%	9.24%	9.50%
Tangible common equity per share (1)	$13.51	$13.33	$12.81

(1) Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

	Three Months Ended					Twelve Months Ended
ALLOWANCE FOR CREDIT LOSSES CHANGES:	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Balance at beginning of period	$136,774	$189,452	$207,943	$206,741	$179,849	$206,741	$94,144
CECL day 1 adoption impact	—	—	—	—	—	—	26,200
Provision (credit) for credit losses	1,500	(10,000)	(7,000)	3,300	27,500	(12,200)	95,000
Recoveries	3,615	1,906	1,301	1,423	2,207	8,245	7,423
Charge offs	(1,339)	(44,584)	(12,792)	(3,521)	(2,815)	(62,236)	(16,026)
Balance at end of period	$140,550	$136,774	$189,452	$207,943	$206,741	$140,550	$206,741
Net (recoveries) charge offs / average loans receivable (annualized)	(0.07)%	1.28%	0.35%	0.06%	0.02%	0.40%	0.07%

	Three Months Ended					Twelve Months Ended
NET (RECOVERIES) CHARGE OFFS:	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Real estate loans	$(2,352)	$40,542	$11,281	$2,234	$(726)	$51,705	$6,806
Commercial loans	144	1,117	181	(80)	1,167	1,362	632
Consumer loans	(68)	1,019	29	(56)	167	924	1,165
Total net (recoveries) charge offs	$(2,276)	$42,678	$11,491	$2,098	$608	$53,991	$8,603

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS:	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Loans on nonaccrual status (1)	$54,616	$54,380	$111,008	$109,858	$85,238
Delinquent loans 90 days or more on accrual status	2,131	4,567	4,759	384	614
Accruing troubled debt restructured loans	52,418	39,509	51,360	41,773	37,354
Total nonperforming loans	109,165	98,456	167,127	152,015	123,206
Other real estate owned	2,597	15,213	16,619	18,515	20,121
Total nonperforming assets	$111,762	$113,669	$183,746	$170,530	$143,327
Nonperforming assets/total assets	0.62%	0.64%	1.05%	0.99%	0.84%
Nonperforming assets/loans receivable & OREO	0.80%	0.85%	1.37%	1.24%	1.06%
Nonperforming assets/total capital	5.34%	5.48%	8.78%	8.34%	6.98%
Nonperforming loans/loans receivable	0.78%	0.73%	1.24%	1.11%	0.91%
Nonaccrual loans/loans receivable	0.39%	0.41%	0.83%	0.80%	0.63%
Allowance for credit losses/loans receivable	1.01%	1.02%	1.41%	1.52%	1.52%
Allowance for credit losses/nonaccrual loans	257.34%	251.52%	170.67%	189.28%	242.55%
Allowance for credit losses/nonperforming loans	128.75%	138.92%	113.36%	136.79%	167.80%
Allowance for credit losses/nonperforming assets	125.76%	120.33%	103.11%	121.94%	144.24%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $19.5 million, $20.6 million, $23.6 million, $25.0 million, and $26.5 million, at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively.

NONACCRUAL LOANS BY TYPE:	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Real estate loans	$39,756	$41,673	$95,622	$91,940	$67,450
Commercial loans	11,025	10,991	12,217	14,080	13,911
Consumer loans	3,835	1,716	3,169	3,838	3,877
Total nonaccrual loans	$54,616	$54,380	$111,008	$109,858	$85,238

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Retail buildings	$28,483	$11,280	$12,110	$6,319	$5,408
Hotels/motels	472	—	—	—	—
Gas stations/car washes	197	202	206	210	219
Mixed-use facilities	2,846	7,937	7,967	3,377	3,521
Warehouses	5,366	4,908	14,099	14,124	7,296
Other (2)	15,054	15,182	16,978	17,743	20,910
Total	$52,418	$39,509	$51,360	$41,773	$37,354

(2) Includes commercial business, consumer and other loans

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
30 - 59 days	$29,723	$15,016	$22,466	$18,175	$11,347
60 - 89 days	10,345	4,746	6,987	8,314	16,826
Total	$40,068	$19,762	$29,453	$26,489	$28,173

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Real estate loans	$20,232	$10,359	$21,432	$18,331	$15,689
Commercial loans	3,057	9,377	560	1,002	3,393
Consumer loans	16,779	26	7,461	7,156	9,091
Total	$40,068	$19,762	$29,453	$26,489	$28,173

CRITICIZED LOANS:	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Special mention	$257,194	$306,766	$294,559	$280,974	$184,941
Substandard	242,397	243,684	380,955	379,048	366,557
Total criticized loans	$499,591	$550,450	$675,514	$660,022	$551,498
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

Reconciliation of GAAP financial measures to non-GAAP financial measures:

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. A reconciliation of the GAAP to non-GAAP financial measures utilized by management is provided below.

	Three Months Ended			Twelve Months Ended
	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Average stockholders’ equity	$2,079,694	$2,092,018	$2,045,959	$2,071,453	$2,032,570
Less: Goodwill and core deposit intangible assets, net	(472,405)	(472,918)	(474,467)	(473,177)	(475,263)
Average tangible common equity	$1,607,289	$1,619,100	$1,571,492	$1,598,276	$1,557,307

Net Income	$51,623	$55,499	$28,319	$204,572	$111,515
Return on average tangible common equity (annualized)	12.85%	13.71%	7.21%	12.80%	7.16%

TANGIBLE COMMON EQUITY	12/31/2021	9/30/2021	12/31/2020
Total stockholders’ equity	$2,092,983	$2,074,398	$2,053,745
Less: Goodwill and core deposit intangible assets, net	(472,121)	(472,630)	(474,158)
Tangible common equity	$1,620,862	$1,601,768	$1,579,587

Total assets	$17,889,061	$17,799,026	$17,106,664
Less: Goodwill and core deposit intangible assets, net	(472,121)	(472,630)	(474,158)
Tangible assets	$17,416,940	$17,326,396	$16,632,506

Common shares outstanding	120,006,452	120,198,061	123,264,864

Tangible common equity to tangible assets	9.31%	9.24%	9.50%
Tangible common equity per share	$13.51	$13.33	$12.81

	Three Months Ended			Twelve Months Ended
	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
PRE-PROVISION NET REVENUE
Net interest income before provision (credit) for credit losses	$133,318	$130,296	$120,756	$512,770	$467,498
Noninterest income	13,097	10,617	11,415	43,594	53,432
Revenue	146,415	140,913	132,171	556,364	520,930

Noninterest expense	74,236	75,502	71,063	293,292	283,639
Pre-provision net revenue	$72,179	$65,411	$61,108	$263,072	$237,291

Table Page 10